Exhibit 10.25

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is made as of [*].

B E T W E E N:

enGene Holdings Inc., a corporation incorporated under the Business Corporations Act (British Columbia)

(the “Company”)

- and -

[•]

(the “Indemnified Party”)

RECITALS:

A.

The Business Corporations Act (British Columbia) (the “BCBCA”) permits, and in some cases requires, the Company to indemnify individuals who are or were directors and/or officers of the Company, or who act or acted at the Company’s request as directors and/or officers or in a similar capacity of other entities (an “Other Entity”, a term which, for the purposes of this indemnification agreement (the “Agreement”) shall include a corporation or other entity that becomes an Other Entity in the future). In this Agreement:

(i)

each such individual, duly elected or appointed as a director and/or officer of the Company and or an Other Entity, including acting in a capacity similar to a director and/or officer of an Other Entity and including an individual who has ceased to be a director and/or officer or to act in any such capacity, is referred to as a “Director” and/or “Officer”, as appropriate;

(ii)	unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders; and

(iii)	unless otherwise indicated, references to sections are to sections in this Agreement;

B.	The Indemnified Party is at present a Director or Officer or both of the Company and or an Other Entity; and

C.

The Company and the Indemnified Party wish to enter into this Agreement, and in so doing affirm that they intend that all the provisions of this Agreement be given legal effect to the full extent permitted by applicable law.

NOW THEREFORE for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1.	For the purposes of this Agreement:

1.1 “proceeding” shall include a claim, demand, suit, action, proceeding or investigation, whether threatened in writing, pending, commenced, continuing or completed, and any appeal or appeals therefrom;

1.2 “costs, charges and expenses” shall include:

1.2.1 subject to Section 10, an amount paid to settle an action or satisfy a judgment, except in respect of an action to which Section 4, below, is applicable;

1.2.2 a fine, penalty, levy or charge paid to any domestic or foreign government (federal, provincial, municipal or otherwise) or to any regulatory authority, agency, commission or board of any domestic or foreign government, or imposed by any court or any other law, regulation or rule-making entity having jurisdiction in the relevant circumstances (collectively, a “Governmental Authority”), including as a result of a breach or alleged breach of any statutory or common law duty imposed on directors or officers or of any law, statute, rule or regulation or of any provision of the articles or any resolution of the Company or an Other Entity;

1.2.3 an amount paid to satisfy a liability arising as a result of the failure of the Company or an Other Entity to pay wages, vacation pay and any other amounts that may be owing to employees or to make contributions that may be required to be made to any pension plan, retirement income plan or other benefit plan for employees or to remit to any Governmental Authority payroll deductions, income taxes or other taxes, or any other amounts payable by the Company or an Other Entity;

1.2.4 reasonable legal costs on a solicitor and his own client basis, including those incurred in enforcing the Indemnified Party’s rights under this Agreement;

1.2.5 costs, transcript costs, fees of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other out-of-pocket disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a proceeding or an appeal resulting from a proceeding; and

1.3 the Indemnified Party shall be considered to be “involved” in any proceeding if the Indemnified Party has any participation whatsoever in such proceeding, including merely as a witness.

2.	Subject to Sections 3 and 4, the Company agrees to indemnify and save harmless the Indemnified Party:

2.1 from and against all costs, charges and expenses reasonably incurred by the Indemnified Party in respect of any civil, criminal, administrative, investigative or other proceeding to which the Indemnified Party is involved by reason of being or having been a Director and/or Officer; and

2.2 to the extent such costs, charges and expenses are not otherwise paid by the Company or Other Entity, as appropriate, from and against all costs, charges and expenses that the Indemnified Party may reasonably incur as a result of carrying out duties as a Director and/or Officer in respect of the Indemnified Party’s reasonable and necessary travel, lodging or accommodation costs, charges or expenses.

3.	Indemnification under Section 2 shall be made only if the Indemnified Party:

3.1 acted honestly and in good faith with a view to the best interests of either the Company or the Other Entity, as the case may be; and

3.2 in the case of a criminal or administrative proceeding, the Indemnified Party had reasonable grounds for believing that the Indemnified Party’s conduct was lawful.

Sections 3.1 and 3.2 are referred to in this Agreement as the “Standards of Conduct”. For the purposes of the Standards of Conduct and this Agreement generally:

(a)

for the purposes of any determination hereunder, the Indemnified Party will be deemed, subject to compelling evidence to the contrary, to have acted in good faith and in the best interests of the Company or any Other Entity. The Company will have the burden of establishing the absence thereof;

(b)

the knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Company or any Other Entity will not be imputed to the Indemnified Party for the purposes of determining the right to indemnification under this Agreement;

(c)	the Company will have the burden of establishing that any amount it wishes to challenge is not reasonable; and

(d)

the termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent shall not, of itself, create a presumption that the Indemnified Party is not entitled to indemnification under this Agreement.

4.

In respect of an action by or on behalf of the Company or an Other Entity to procure a judgment in its favour to which the Indemnified Party is made a party by reason of being or having been a Director and/or Officer, indemnification under Section 2 shall be made only after obtaining approval of the court having jurisdiction, provided that the Company shall or shall cause such Other Entity to seek and use its best efforts to obtain that approval as soon as reasonably possible in the circumstances.

5.

Upon the Indemnified Party becoming aware of any proceeding which may give rise to indemnification under this Agreement, the Indemnified Party shall give written notice to the Company, directed to its (a) Chief Executive Officer and (b) Chief Financial Officer as soon as is practicable, provided however that failure to give notice in a timely fashion shall not disentitle the Indemnified Party to indemnification unless the Company suffers actual prejudice by reason of the delay.

6.	The Company may conduct any investigation it considers appropriate of any proceeding of which it receives notice under Section 5, and shall pay all costs of that investigation.

7.

The parties wish to facilitate the payment by the Indemnified Party of ongoing costs in connection with matters for which indemnification under this Agreement is provided. Accordingly, the parties agree as follows:

7.1 subject to Section 7.2, the Company shall, upon demand, make advances (“Expense Advances”) to the Indemnified Party of all reasonable amounts for which the Indemnified Party seeks indemnification under this Agreement before the final disposition of the relevant proceeding. In connection with such demand, the Indemnified Party shall provide the Company with sufficient particulars of the costs, charges and expenses to be covered by the proposed Expense Advance to enable the Company to make an assessment of their reasonableness;

7.2 the Company shall make Expense Advances to the Indemnified Party in accordance with the provisions of the BCBCA; and

7.3 the Indemnified Party shall execute a separate undertaking which shall set out the Indemnified Party’s acknowledgement and agreement to repay to the Company, upon demand, all Expense Advances in the event that it is subsequently determined by a judgment of a court that the Indemnified Party has not met the Standards of Conduct.

8.	The indemnities in Section 2 shall not apply in respect of any proceeding initiated by the Indemnified Party:

8.1 against the Company or an Other Entity, unless it is brought to establish or enforce any right under this Agreement, any other right of indemnity or in connection with any directors’ and officers’ liability insurance or similar policy;

8.2 against any Director or Officer unless the Company or the Other Entity, as the case may be, has joined in or consented to the initiation of such proceeding; or

8.3 against any other corporation, partnership, trust, joint venture, unincorporated entity or person, unless it is a counterclaim.

9.	Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated under this Agreement to provide the indemnities in Section 2:

9.1 to indemnify for amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that the Indemnified Party has otherwise actually received such amounts under any insurance policy, contract, agreement or otherwise; provided that the foregoing shall not affect the rights of the Indemnified Party or the Secondary Indemnitors as set forth in Section 12 and Section 16.3;

9.2 to indemnify for an accounting of profits made from the purchase and sale (or sale and purchase) by the Indemnified Party of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law, or from the purchase or sale by the Indemnified Party of such securities in violation of Section 306 of the Sarbanes Oxley Act of 2002, as amended; or

9.3 to provide any indemnification or advancement of costs, charges and expenses that is prohibited by applicable law (as such law exists at the time payment would otherwise be required pursuant to this Agreement).

10.

The Company shall be entitled to participate, at its own expense, in the defence of the Indemnified Party in any proceeding. If the Company so elects after receipt of notice of a proceeding, or the Indemnified Party in that notice so directs, the Company shall assume control of the negotiation, settlement or defence of the proceeding, in which case the defence shall be conducted by counsel chosen by the Company and reasonably satisfactory to the Indemnified Party. If the Company elects to assume control of the defence, the Indemnified Party shall have the right to participate in the negotiation, settlement or defence of the proceeding and to retain counsel to act on the Indemnified Party’s behalf, in which case the Company shall reimburse the Indemnified Party for any fees and disbursements of that counsel if a conflict of interest has arisen between the Company and the Indemnified Party. Notwithstanding anything contained herein, the Company shall not be responsible for fees and expenses of more than one counsel in each applicable jurisdiction separate from counsel for the Company for all Directors and Officers in connection with any action or separate but similar or related actions arising out of the same general allegations or circumstances. The Indemnified Party and the Company shall cooperate fully with each other and their respective counsel in the investigation related to, and defence of, any proceeding and shall make available to each other all relevant books, records, documents and files and shall otherwise use their best efforts to assist each other’s counsel to conduct a proper and adequate defence.

11.	In respect of the settlement of any proceeding, the parties agree as follows:

11.1 the Company may not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) enter into an agreement to settle any proceeding involving the Indemnified Party;

11.2 if the Indemnified Party refuses after requested by the Company, acting reasonably, to give consent to the terms of a proposed settlement in accordance with Section 11.1 which is otherwise acceptable to the Company, the Company may require the Indemnified Party to negotiate or defend the proceeding independently of the Company. In that case, any amount recovered by the claimant in excess of the amount for which settlement could have been made by the Company shall not be recoverable under this Agreement, and the Company will only be responsible for costs, charges and expenses up to the time at which settlement could have been made;

11.3 the Company shall not be liable for any settlement of any proceeding effected without its prior written consent (which consent shall not be unreasonably withheld or delayed);

11.4 the Indemnified Party shall have the right to negotiate a settlement in respect of any proceeding, provided that unless the Company has approved the settlement, the Indemnified Party shall pay any compensation or other payment to be made under the settlement and the costs of negotiating and implementing the settlement, and shall not seek indemnity from the Company in respect of such compensation, payment or costs; and

11.5 the settlement of a proceeding shall not create a presumption that the Indemnified Party did not meet or would not have met the Standards of Conduct.

12.

Should any payment made pursuant to this Agreement, including the payment of insurance premiums or any payment made by an insurer under an insurance policy, be deemed to constitute a taxable benefit or otherwise be or become subject to any tax or levy, then the Company shall pay any amount as may be necessary to ensure that the amount received by or on behalf of the Indemnified Party, after the payment of or withholding for such tax, fully reimburses the Indemnified Party for the actual cost, expense or liability incurred by or on behalf of the Indemnified Party.

13.

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect. The parties shall engage in good faith negotiations to replace any provision which is declared invalid or unenforceable with a valid and enforceable provision, the economic effect of which comes as close as possible to that of the invalid or unenforceable provision which it replaces.

14.	This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

15.	The obligations of the Company under this Agreement, other than under Section 16, shall continue until the later of:

(i)	six (6) years after the Indemnified Party ceases to be a Director or Officer of the Company or any Other Entity; and

(ii)	one (1) year after the final termination of all proceedings with respect to which the Indemnified Party is entitled to claim indemnification under this Agreement.

16.	In respect of insurance and right to indemnification from other parties, the parties agree as follows:

16.1 The Company shall use its commercially reasonable efforts to ensure that it has in place at all times a directors’ and officers’ liability insurance policy no less favourable to the Indemnified Party (and that has been approved by the board of directors of the Company) under which the Indemnified Party is covered in his or her capacity as a current or former director or officer of the Company or its subsidiaries. In the event the Company is sold or enters into any business combination as a result of which the directors’ and officers’ liability insurance policy is terminated and not replaced with a substantially similar policy applicable to the Indemnified Party, the Company shall use its commercially reasonable efforts to cause run off “tail” insurance to be purchased for the benefit of the Indemnified Party with substantially the same coverage for not less than a six (6) year term following such termination. The Company shall provide to the Indemnified Party a copy of each policy of insurance providing the coverages contemplated by this section forthwith after coverage is obtained, and shall forthwith notify the Indemnified Party if the insurer cancels, makes material changes to coverage or refuses to renew coverage (or any part of the coverage). In the event that an Indemnified Party is subject to a deductible under any insurance policy contemplated by this Section 16.1, the Company shall pay such deductible for and on behalf of the Indemnified Party.

16.2 In the event that the Director or Officer is covered under a separate insurance policy, that shall not avoid the need for a Company policy under Section 16.1, but the Company shall provide to the Indemnified Party a copy of such policy of insurance forthwith after coverage is obtained, and shall forthwith notify the Indemnified Party if the insurer cancels, makes material changes to coverage or refuses to renew coverage (or any part of the coverage). In the event that an Indemnified Party is subject to a deductible under any such insurance policy contemplated by this Section 16.2, the Company shall pay such deductible for and on behalf of the Indemnified Party.

16.3 The Company hereby acknowledges that the Indemnified Party may have certain rights to indemnification, advancement of costs, charges and expenses and/or insurance provided by an entity or entities other than the Company (collectively, the “Secondary Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Indemnified Party are primary and any obligation of the Secondary Indemnitors to advance costs, charges and expenses or to provide indemnification for the same costs, charges and expenses or liabilities incurred by the Indemnified Party are secondary), (ii) that it shall be required to advance the full amount of costs, charges and expenses incurred by the Indemnified Party and shall be liable for the full amount of all costs, charges and expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement (or any other agreement between the Company and the Indemnified Party), without regard to any rights the Indemnified Party may have against the Secondary Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Secondary Indemnitors from any and all claims against the Secondary Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Secondary Indemnitors on behalf of the Indemnified Party with respect to any claim for which the Indemnified Party has sought indemnification from the Company shall affect the foregoing and the Secondary Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnified Party against the Company. The Company and the Indemnified Party agree that the Secondary Indemnitors are express third party beneficiaries of the terms of this Section 16.3.

16.4 Except as provided in Section 16.3 above, in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Party (other than against the Secondary Indemnitors), who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

16.5 Except as provided in Section 16.3 above, the Company’s obligation to provide indemnification or advancement hereunder to the Indemnified Party who is or was serving at the request of the Company as a director, manager, partner, officer, employee, agent or trustee of any Other Entity shall be reduced by any amount the Indemnified Party has actually received as indemnification or advancement from such Other Entity.

17.

The Indemnified Party acknowledges having been advised to obtain independent legal advice with respect to entering into this Agreement, has obtained such independent legal advice or has expressly determined not to seek such advice, and that the Indemnified Party is entering into this Agreement with full knowledge of the contents hereof, of the Indemnified Party’s own free will and with full capacity and authority to do so.

18.

Except as expressly provided in this Agreement, no amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

19.

This Agreement shall enure to the benefit of the Indemnified Party and the Indemnified Party’s heirs, administrators, executors and personal representatives and shall be binding upon the Company and its successors.

20.

This Agreement shall not operate to abridge or exclude any other rights, in law or in equity, to which the Indemnified Party or the Company may be entitled. The right to be indemnified or to the reimbursement or advancement of costs, charges and expenses pursuant to this Agreement is intended to be retroactive and shall be available with respect to events occurring prior to the execution hereof. For greater certainty, the rights of the Indemnified Party hereunder shall vest irrevocably with respect to all activities of the Indemnified Party as a Director or Officer, as and from the date on which the Indemnified Party first became a director or officer of the Company or any Other Entity.

21.

The Company and the Indemnified Party hereby acknowledge and agree that upon execution of this Agreement, any previous indemnity agreement entered into between the Company and or a subsidiary of the Company and the Indemnified Party (the “Previous Indemnity Agreement”) is terminated and no longer in force and effect and that this Agreement supersedes the Previous Indemnity Agreement and any other previous agreements between the parties hereto relating to the subject matters hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

INDEMNIFIED PARTY	ENGENE HOLDINGS INC.

by:
Name:		Name:
Position:		Title:

D & O Indemnity Agreement